Echo Therapeutics
Symphony Data Results Conference Call Script
March 13, 2008
Speaker Dial in Number:   866-467-0407
Confirmation Number:   “Speaker”
8:25 AM: Dial into the speaker line
8:29 AM: The operator will ask for a minute of silence before beginning the call.
8:30 AM: Operator begins speaking
Conference call operator:
Good morning ladies and gentlemen. Welcome to the Echo Therapeutics conference call. At this time all participants are in a listen-only mode. We will be facilitating a question and answer session at the end of today’s conference.
I would now like to turn the call over to the Echo team. Please proceed.

Echo Therapeutics
Symphony Results Conference Call

Melanie:
Thank you. My name is Melanie Friedman of Stern Investor Relations. I would like to welcome you to the Echo Therapeutics conference call and webcast to review the company’s Symphony data. With me today from Echo are Chairman and CEO, Dr. Patrick Mooney.
Before we begin the call, I would like to remind you that today’s discussion will contain forward-looking statements that involve risks and uncertainties. These risks and uncertainties are outlined in today’s press release and in our recent filings with the Securities and Exchange Commission. Our actual results may differ materially from what is discussed on today’s call.

Echo Therapeutics
Symphony Results Conference Call

I will now turn the call over to Echo’s CEO, Dr. Patrick Mooney.
Pat:
Thank you, Melanie and thanks to everyone taking the time to join the call this morning.
With me today from the Echo team are Dr. Han Chuang, director of R&D and Wayne Menzie, director of technology and clinical development. We are pleased to be here with you all today to discuss the positive results from our pilot clinical study of the Symphony™ tCGM System, a novel, non-invasive, needle-free, transdermal continuous glucose monitoring system, conducted at Tufts Medical Center in Boston. We are

Echo Therapeutics
Symphony Results Conference Call

developing the Symphony tCGM System to provide people with diabetes and healthcare professionals with a reliable, needle-free, wireless, continuous monitoring system to better manage glucose levels in patients with diabetes and to better control blood glucose levels in diabetic and non-diabetic patients in the hospital critical care setting. Data from this pilot study demonstrate that Symphony safely and reliably monitored blood glucose levels during open heart surgery and the challenging post-operative recovery period in the Tufts cardiac surgery intensive care unit.

Echo Therapeutics
Symphony Results Conference Call

As you all may know, diabetes is the sixth leading cause of death in the U.S. and is associated with several serious potential complications, including coronary and vascular disease, retinopathy, neuropathy, and nephropathy. These complications generally arise as a result of diabetic patients not keeping tight control of their glucose levels; in other words they do not keep glucose levels in a normal range. As a result, in diabetics, hyperglycemia, which is high levels of circulating blood glucose, leads to those long term, serious complications associated with the disease. Additionally, hypoglycemia is a potentially life threatening consequence of having blood glucose that is too low. Serious hypoglycemia can even lead to coma

Echo Therapeutics
Symphony Results Conference Call

and death. As a result, patients with diabetes and patients in the hospital setting need to check their glucose levels frequently.
It is estimated that the global glucose monitoring market is greater than $7 billion and is significantly under-penetrated.
In the Type 1 or Type 2 home use diabetes market, finger-stick capillary blood glucose monitoring is the standard-of-care for managing one’s glucose levels. For critically ill patients in the hospital setting, with or without diabetes, glucose levels are checked more frequently. In fact, in some hospitals, intensive care patients get their glucose levels check as frequently as every hour. Depending on the hospital, or the setting within a particular hospital, methods of evaluating glucose levels vary

Echo Therapeutics
Symphony Results Conference Call

from spot, finger-stick capillary testing to full laboratory analysis. However, all of these methods of testing, either in the home use or hospital based setting, have significant limitations and are, to varying degrees, inconvenient for the many diabetic or non-diabetic critically ill patients and healthcare practitioners that take care of these patients. In the hospital in particular, frequent glucose testing places significant additional stress on an already overburdened nursing staff. These are major problems that result in decreased frequency of glucose testing. It is estimated that a diabetic patient who checks their blood glucose levels 4 times daily, as recommended by the American Diabetes Association, may miss up to 80% of hypo- or hyperglycemic excursions. The reason for this is simple. Finger stick testing

Echo Therapeutics
Symphony Results Conference Call

only provides a snapshot of a patient’s glucose level at a particular point in time. That data point does not provide any visibility on what that patient’s glucose level is 10 minutes later, let alone 1 or 2 hours later. Also, and perhaps more importantly, the medical literature is clear that critical care patients need tighter glycemic control in order to minimize the morbidity and mortality that results from dangerous glycemic excursions and to improve patient outcomes in the critical care setting. More and more hospital intensive care units have adopted strict glucose monitoring protocols—as much as every hour. However, surgeons and critical care physicians who take care of these unit-based patients readily acknowledge that more frequent testing—that is, more frequent than every hour—would

Echo Therapeutics
Symphony Results Conference Call

clearly be better and likely lead to better patient outcomes in the critical care units. As a result of all of this, it is clear that having non-invasive, continuous glucose level data that is sent wirelessly to a small handheld monitor that is easy to read and could alarm if glucose levels were too high or too low, provides significant advantages.
So, best practices in both settings are clear: more frequent glucose testing. In the hospital the trend is to advance the monitoring of blood glucose from the current standard of once every 1- 2 hours to more frequent, and if possible, needle-free, continuous testing. We believe that when this happens, blood glucose measurements could become the 5th Vital Sign, and

Echo Therapeutics
Symphony Results Conference Call

tighter glycemic control, without serious hypoglycemia, will be the standard of care for all seriously ill hospitalized patients, worldwide.
Our Symphony System generates needle-free, continuous glucose level readings and trend information that lead to improved compliance and allow for tighter control of glucose levels.
It is estimated that the hospital critical care market for glucose monitoring will grow to $500 million by 2010. That estimate does not include the adoption of continuous glucose monitoring on a hospital-wide basis, which we believe would only be practical with a needle-free, continuous and wireless system.

Echo Therapeutics
Symphony Results Conference Call

We believe Symphony will represent an important option for both physicians and patients as it will provide a completely needle free, non-invasive way to continuously monitor glucose.
At this time I would now like to review the study design and data.
The pilot study was designed to evaluate the performance of our current generation Symphony System, including the use of our ultrasound-based skin permeation system and newly-improved biosensor technology incorporating proprietary hydrogel chemistry. The study was performed at Tufts and enrolled

Echo Therapeutics
Symphony Results Conference Call

twenty-five adult patients scheduled for elective cardiac surgery and included both intra-operative and post-operative continuous, non-invasive monitoring of blood glucose levels. Two Symphony System biosensors were applied to each patient, one prior to surgery and one after surgery, and these sensors remained on the patient for 24 hours while their blood glucose levels were monitored according to the established Tufts protocol. The participating subjects and the Tufts medical staff were blinded to data collected by the Symphony system.
I’d now like to take a few minutes to explain the measurements used to analyze the data from the study. The continuous data were compared to reference measurements of blood analyzers,

Echo Therapeutics
Symphony Results Conference Call

glucometers and lab results at various times based on the Tufts glucose monitoring protocols. Those paired measurements were then populated into data pairs through the computation of a data processing algorithm. The primary statistical tools used to evaluate the performance of Symphony were Clarke Error Grid analysis and Mean Absolute Relative Difference, or MARD.
The Clarke Error Grid analysis was designed to evaluate the performance of handheld glucometers and is one of several analytical tools used to assess performance of continuous glucose monitors. The Clarke Error Grid is a plot of all data pairs categorized into five discrete areas: A, B, C, D and E. The A and B areas are the most clinically desirable zones and D and

Echo Therapeutics
Symphony Results Conference Call

E are the least clinically desirable zones. Devices with a higher combined A and B percentage, closer to 100%, and lower combined D and E percentage, closer to 0, are considered to have better performance. Monitor performance is generally considered acceptable if at least 95% of the data points fall within the A/B region, along with negligible or no D/E points.
MARD is an error calculation tool that measures the average disparity between Symphony data and the reference measurements, on a percentage basis. A low MARD error, below 20%, is consistent with a device that has better performance.

Echo Therapeutics
Symphony Results Conference Call

So, in this study, Clarke Error Grid analysis of the data showed that Symphony had approximately 97% combined A and B percentages with approximately 70% in the “A” region, 27% in the “B” region, and less than 3% in the “D” region. The MARD for the study was approximately 16%.
Importantly, over 1200 hours of continuous data were collected from the 49 Symphony study sensors. Additionally, 482 study reference data points were successfully collected from the 25 patients. There were no “out-of-the-box” failures with the Symphony sensor—meaning that all 49 monitoring systems functioned well without any failure. This fact demonstrates that

Echo Therapeutics
Symphony Results Conference Call

Symphony is reliable. Finally there were no adverse events attributed to Symphony in the study.
As a result of these data we have concluded that this study has demonstrated that Symphony has performed very well during and after open heart surgery and is safe and reliable. We feel that these results, the first and only data announced from a completely needle-free transdermal, continuous glucose monitoring system tested in critically ill humans, are very compelling and that Symphony could provide doctors and nurses with breakthrough continuous, needle-free glucometry and significantly improve their ability to monitor glucose levels and glucose trends of seriously ill patients in the intense intra- and post-operative settings. We are very pleased with the results

Echo Therapeutics
Symphony Results Conference Call

from study and look forward to further progress with additional clinical trials throughout the year.
We plan to present these data and a more detailed analysis at a major medical conference later this year.
Finally, I would like to provide guidance on our 2008 goals for the Symphony program.
•	We plan to obtain technical feasibility with our next generation, cost-effective and easier-to-use Prelude™ skin preparation system used with our current Symphony System, in the next month or so;

Echo Therapeutics
Symphony Results Conference Call

•	In the second quarter of 2008, we will start another home use based pilot study in patients with Type 1 or Type 2 diabetes utilizing our Prelude skin preparation system;

•	In the third quarter of 2008, we will start an additional hospital based critical care study at multiple sights with several thought leaders in tight glycemic control in the surgical and intensive care setting. Again, in this study we plan to use our Prelude skin prep system in combination with our current generation Symphony biosensor technology;

Echo Therapeutics
Symphony Results Conference Call

•	We will also continue to improve the reliability and accuracy of our Symphony transdermal biosensor and will look to advance the next generation of that technology into additional clinical studies throughout the second half of this year and early part of next year;

•	We expect to begin hospital critical care and possibly diabetes home use PMA-enabling pivotal studies in the first part of next year;

•	And, finally, given that we have unencumbered ownership of our Prelude-based Symphony tCGM System we plan to be aggressive in our corporate partnering discussions throughout this year and next as we advance the product through clinical studies.

Echo Therapeutics
Symphony Results Conference Call

In conclusion, I’d like to reiterate that we are very excited about the Symphony program and this validation data, and we look forward to continued progress with the program. We look forward to updating you as we meet our milestones in the coming year. We will now be happy to take any questions.
Q&A
Pat:
Thank you for joining us today. We look forward to keeping you informed of our progress on future calls.

Echo Therapeutics
Symphony Results Conference Call